Filed Pursuant to Rule 424(b)(3)

Registration No. 333-11221

Prospectus Supplement dated June 6, 2018

(To Prospectus dated July 1, 2015)

THE MARCUS CORPORATION

Dividend Reinvestment and
Associate Stock Purchase Plan

750,000 Shares of Common Stock, $1 Par Value

This supplement to the Prospectus dated July 1, 2015 serves to provide the following information with respect to The Marcus Corporation Dividend Reinvestment and Associate Stock Purchase Plan (the “Plan”):

In accordance with the terms of the Plan, The Marcus Corporation is amending the Plan to reduce the minimum required investment by participants from $100 per optional cash investment to $50 per optional cash investment. Accordingly, all references to minimum purchases or investments of $100.00 in the Plan are amended to refer to $50.00.

All information in the Prospectus remains unchanged except for the change to the minimum required investment from $100.00 per purchase or investment to $50.00 as described herein.

Unless expressly defined herein, all terms in this supplement have the same meanings as in the Prospectus.

This Supplement is part of the Prospectus and must accompany the Prospectus.